UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2017

Alliance BioEnergy Plus,Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, a wholly-owned subsidiary of the Alliance BioEnergy Plus, Inc. (the “Company”), Alliance Bio-Products, Inc. (“ABIOP”), was formed for the purpose of acquiring and operating a plant for the installation of the Company’s patented CTS process. In this regard, ABIOP had submitted an offer to the United States Department of Agriculture (“USDA”) and Arbor One Farm Credit to purchase the former INEOS Bio-Ethanol plant in Vero Beach, Florida (the “Plant”). By letter dated June 30, 2017, the USDA advised ABIOP that its $8,000,000 collateral purchase offer with respect to the Plant is acceptable and in the best interest of the government. The offer provided for the purchase of the fully functional Plant, 143+ acres the Plant resides on and all of the related equipment and vehicles.

ABIOP is in the process of finalizing the raising the funds to complete the purchase of the Plant together with the upgrading of the Plant for ABIOP’s and the Company’s purposes. The transaction is subject to the negotiation and execution of definitive purchase documents and closing of the required financing. A closing date for this transaction has not yet been set.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Letter dated June 30, 2017 from United States Department of Agriculture, Rural Development

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance BioEnergy Plus, Inc.

By:	/s/ Daniel de Liege
Name:	Daniel de Liege
Title:	President

Dated: July 7, 2017